SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois		60527
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

BankFinancial Corporation (the “Company”) included a Quarterly Financial and Statistical Supplement as Exhibit 99.2 to the Current Report on Form 8-K that it filed with the Securities and Exchange Commission on March 13, 2012. The Quarterly Financial and Statistical Supplement contained a portfolio segmentation error for the quarter ended December 31, 2011 on page 6. The total amount of charge-offs reported was correct. The Supplement stated that no charge off was recorded for commercial loans and $1.424 million was recorded as a charge off for commercial leases; however, for the quarter ended December 31, 2011, charge offs of $1.352 million were recorded for commercial loans and charge offs of $72,000 were recorded for commercial leases. In addition, the amended Supplement includes parentheses for the pre-tax pre-provision subtotal for the year ended December 31, 2011 relating to non-GAAP financial measures on page 10. An amended Quarterly Financial and Statistical Supplement is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Amended Quarterly Financial and Statistical Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

Dated: March 14, 2012	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended Quarterly Financial and Statistical Supplement